SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of
1934 (Amendment No.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement

[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[X]  Definitive Proxy Statement

[ ]  Definitive Additional Materials

[ ]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section
240.14a-12

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                        BANGOR HYDRO-ELECTRIC COMPANY
            (Name of Registrant as Specified In Its Charter)

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   (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

            1) Title of each class of securities to which transaction applies:

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            2) Aggregate number of securities to which transaction applies:

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            3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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            4) Proposed maximum aggregate value of transaction:

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            5) Total fee paid:

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[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

            1) Amount Previously Paid:

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            2) Form, Schedule or Registration Statement No.:

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            3) Filing Party:

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            4) Date Filed:

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                                 IMPORTANT

Stockholders are cordially invited to attend the annual stockholders' meeting. If you will be unable to attend the annual meeting in person, it is important that you fill out, sign and return the enclosed proxy promptly in order to insure a proper representation at the meeting.

                       BANGOR HYDRO-ELECTRIC COMPANY
                         NOTICE OF ANNUAL MEETING
                               MAY 13, 1997

To The Stockholders:

The Annual Meeting of the stockholders of Bangor Hydro-Electric Company will be held on Tuesday, May 13, 1997 at 10:00 o'clock a.m. at the Bangor Motor Inn, Hogan Road, Bangor, Maine for the purpose of electing three directors to serve for three-year terms and to transact such other business as may properly come before the meeting.

The Board of Directors has fixed the close of business on March 21, 1997 as the record date for the determination of stockholders of the Company entitled to notice of and to vote at the Annual Meeting. Accordingly, only stockholders of record at the close of business on March 21, 1997 will be entitled to vote at said meeting.

IF YOU DO NOT PLAN TO ATTEND THE MEETING, YOU ARE URGED TO DATE, SIGN and RETURN the enclosed proxy. An addressed envelope, which requires no postage if mailed in the United States, is provided for your use.

                      By Order of the Board of Directors




                      Andrew Landry
                      Clerk

Bangor, Maine
March 31, 1997


                       BANGOR HYDRO-ELECTRIC COMPANY
                              33 State Street
                            Bangor, Maine 04401
                              PROXY STATEMENT

                    FOR ANNUAL MEETING OF STOCKHOLDERS
                        TO BE HELD ON MAY 13, 1997

The accompanying proxy to be mailed on or about March 31, 1997 is solicited by the Board of Directors of Bangor Hydro-Electric Company and the cost of such solicitation will be paid by the Company. The person giving the proxy has the power to revoke it at any time before it is exercised (1) by delivery to the Clerk of the Company of any written instrument which by its terms revokes the proxy, (2) by duly executed proxy subsequent in time to the original proxy, (3) by the presence of the stockholder at the Annual Meeting and the giving of notice to the Clerk of the Company of such revocation, or (4) by giving notice in open meeting at the Annual Meeting of such revocation.

The Company will bear the cost of the solicitation of proxies, including the charges and expenses of brokerage firms and others for forwarding solicitation material to beneficial owners of shares of the Company's Common Stock and Preferred Stock. In addition to the use of the mail, proxies may be solicited by employees of the Company, by personal interview, by telephone or by telegraph.

        VOTING SECURITIES OUTSTANDING AND PRINCIPAL HOLDERS THEREOF

The Company has outstanding 47,340 shares of Preferred Stock having general voting rights of one vote per share, and, as of December 31, 1996, 7,363,424 shares of Common Stock having general voting rights of one-twelfth of one vote per share. Stockholders of record at the close of business on March 21, 1997 will be entitled to vote at the Annual Meeting.

The following table sets forth as of December 31, 1996 information with respect to persons known to management to be the beneficial owners of more than 5% of any class of voting securities of the Company:

                    Name and Address         Amount and Nature     Percent
Title of Class     of Beneficial Owner   of Beneficial Ownership  of Class
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Preferred Stock     First Colony Life          5,192 shares      11.0%
                    Insurance Company
                    700 Main Street
                    Lynchburg, Virginia 24504

First Colony Life Insurance Company is a holder of term notes due 2008 in the amount of $6,729,779 executed by Bangor-Pacific Hydro Associates
(BPHA). BPHA is a partnership that was formed in 1986 for the purpose of redeveloping and operating a hydroelectric project located within the Company's service territory. Penobscot Hydro Co., Inc., a wholly owned subsidiary of Bangor Hydro-Electric Company, is a 50% general partner of BPHA. During 1996, BPHA paid $704,802 in interest and $72,059 in principal to First Colony Life Insurance Company.

The table on the following page sets forth as of February 28, 1997 information with respect to the beneficial ownership of equity securities by directors, nominees for the office of director and named executive officers:

Title of Class   Name of Beneficial Owner         Beneficially Owned*
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Common         Robert S. Briggs                                  4,832
Preferred      Robert S. Briggs                                     22
Common         William C. Bullock, Jr.                           2,000
Common         Jane J. Bush                                        296
Common         David M. Carlisle                                   912
Common         Alton E. Cianchette                               1,015
Common         G. Clifton Eames                                    600
Common         Marion M. Kane                                      260
Common         Norman A. Ledwin                                    180
Common         Carroll R. Lee                                    1,396
Common         Directors & Executive Officers as a group (11)   12,434
Preferred      Directors & Executive Officers as a group (11)       22

* The directors and executive officers of the Company as a group own a beneficial interest in less than 1% of the Company's Common and Preferred Stock.

                      ELECTION OF DIRECTORS

It is intended, unless otherwise instructed in the enclosed proxy, to vote the proxies in favor of the election of the nominees named in the table on the following page as directors to hold office until the expiration of their respective terms and until their successors shall have been duly elected and qualified. The nominees are now members of the Board of Directors of the Company, each having served continuously since first elected.

If, for any reason, any of the nominees are unable to serve (which event is not now anticipated) it is intended that such proxies will be voted for the election of such other person or persons as may be designated by a majority of the directors.

The following table sets forth the nominees and the directors whose terms continue, their ages, other positions held by them with the Company, the date when they first became a director and their business experience during the past five years:




                        Became
Name and Position (Age) Director   Business Experience During Last 5 Years
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Class II (Nominees for term expiring in 2000)

Robert S. Briggs (53)         1985         Chairman of the Board; President
Chairman of the Board,                     & Chief Executive Officer of the
President & Chief Executive                Company; Director of Maine Yankee
Officer                                    Atomic Power Company; Trustee of
                                           Eastern Maine Medical Center

William C. Bullock, Jr. (60)  1982         Chairman of the Board and Director
Director                                   of Merrill Merchants Bank; Director
                                           of Eastern Maine Healthcare

G. Clifton Eames (69)         1984         Chairman of the Board of Trustees of
Director                                   Bangor Savings Bank; Chairman of the
                                           Board of Directors of N.H. Bragg &
                                           Sons, a distributor of automotive
                                           and industrial supplies; Director of
                                           Eastern Maine Healthcare

Class III (Directors whose terms expire in 1998)

Carroll R. Lee (47)          1991          Vice President - Operations of the
Senior Vice President                      Company; Director of Maine Yankee
& Chief Operating Officer                  Atomic Power Company; Director of
and Director                               Maine Electric Power Company, Inc.;
                                           Director of Community Health and
                                           Counseling Service, a not-for-profit
                                           supplier of home and mental health
                                           care services


David M. Carlisle (58)       1989          President, Prentiss & Carlisle
Director                                   Companies, a timberland management
                                           company; Director of Bangor Savings
                                           Bank; Director of Eastern Maine
                                           Healthcare

Jane J. Bush (51)            1990          Vice President and co-owner of
Director                                   Coastal Ventures, a retailing
                                           company


Class I (Directors whose terms expire in 1999)

Alton E. Cianchette (66)    1991           Chairman of the Board of Cianbro
Director                                   Corporation, a construction company

Marion M. Kane (52)         1996           President of Maine Community
Director                                   Foundation, a not-for-profit
                                           charitable foundation that manages
                                           a pool of individual charitable
                                           funds

Norman A. Ledwin (55)       1996           Since 1993, President and Chief
Director                                   Executive Officer and a Director
                                           of Eastern Maine Healthcare, a
                                           healthcare organization made up of
                                           not-for-profit and for-profit
                                           entities (including Eastern Maine
                                           Medical Center, a not-for-profit
                                           regional acute care hospital
                                           facility); 1992-1993, President
                                           and Chief Executive Officer of
                                           Metro-Health Saint Luke's Medical
                                           Center and Saint Luke's Hospital
                                           Association


In 1996, the Board of Directors met on eleven occasions. The Board of Directors has three standing committees: an Audit Committee, an Investment Committee and a Compensation Committee. The Audit Committee, consisting of Mrs. Bush (Chair), Mr. Carlisle, Mr. Cianchette and Ms. Kane reviews with the independent public accountants the scope and results of their audit and other services to the Company, reviews the adequacy of the Company's internal accounting controls and reports to the Board as necessary. The Audit Committee met twice in 1996. The Compensation Committee, consisting of Mr. Eames (Chair), Mr. Bullock and Mr. Ledwin, reviews the Company's executive compensation and compensation policies in general, and makes recommendations to the full Board of Directors. The Compensation Committee met twice in 1996. The Investment Committee, consisting of Mr. Bullock (Chair), Mr. Carlisle, Mr. Briggs and other non-director members of management, oversees the investments of the Company's pension funds. The Investment Committee met twice in 1996. The Board does not have a nominating or similar committee. Committee appointments will be reviewed after the Annual Meeting. Directors who are not employees of the Company appoint from their own number the members of the Audit Committee and the Compensation Committee. Other committee assignments are made by the Chairman of the Board.

                EXECUTIVE COMPENSATION AND OTHER INFORMATION

The following table shows, for the fiscal years ending December 31, 1996, 1995 and 1994, the cash compensation paid by the Company to the Chief Executive Officer and to the only other executive officer whose total salary and bonus during 1996 exceeded $100,000:

              Summary Compensation Table - Annual Compensation
Name and Principal Position       Year       Salary             Bonus
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Robert S. Briggs                   1996      $175,895          $       0
Chairman of the Board, President   1995       176,601                  0
and Chief Executive Officer        1994       176,120              1,588

Carroll R. Lee                     1996      $125,422          $       0
Executive Vice President and       1995       125,072                  0
Chief Operating Officer            1994       125,095              1,134

Neither of the above named executive officers received "Other Annual Compensation" that meets the threshold reporting requirements nor did they receive any "Long-Term Compensation" or "Other Compensation".

The executive officers participate in a defined benefit pension plan that is also applicable to all employees. The following table sets forth estimated annual benefit amounts payable upon retirement to persons in specified compensation and benefit service classifications assuming their retirement at the normal retirement age (65) in 1997.

                          Years of Benefit Service
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Average Annual
 Compensation    5      10        15        20        25       30


$  50,000  $  4,414  $ 8,828   $13,242   $17,656    $22,070  $26,484
   75,000     6,914   13,828    20,742    27,656     34,570   41,484
  100,000     9,414   18,828    28,242    37,656     47,070   56,484
  150,000    14,414   28,828    43,242    57,656     72,070   86,484
  200,000    14,414   28,828    43,242    57,656     72,070   86,484

Compensation covered by the plan is total basic compensation exclusive of overtime, bonuses, and other extra, contingent or supplemental compensation, and is cash compensation plus compensation deferred pursuant to the Company's Section 401(k) Plan. It is essentially the same as the amount shown as "Salary" in the Summary Compensation Table above. The annual retirement benefit is the greater of the following:

a. The benefit accrued as of December 31, 1988 under a prior plan formula.

b. 2.0% "average annual compensation" minus 0.4% of "covered compensation", times years of "benefit service".

The benefit may not be larger than limits set forth in IRC Section 415.

"Average annual compensation" is computed using the 36 consecutive months yielding the highest average, and "benefit service" generally means years of employment after age 21 and one year of service, up to a maximum of 30 years. "Covered compensation" is the average (without indexing) of the Social Security Taxable Wage Bases for the 35 calendar years ending with the year an individual attains Social Security Normal Retirement Age. It is assumed that the taxable wage base in effect at the beginning of the plan calculation year will remain the same for all future years. The benefit amount is payable in a life annuity form in full upon retirement at age 62 and in proportionately reduced amounts upon termination down to age 55. The benefit service of the persons named in the Summary Compensation Table above (rounded to the nearest year) is: Mr. Briggs-17 years and Mr. Lee-23 years.

In 1994, the Company amended its pension plans to provide an incentive for early retirement. For those employees who were members of a pension plan on February 1, 1994, six years were added to that member's age and benefit service. For each full month of employment following February 28, 1994, the additional age and benefit service will be reduced by one month. If Mr. Briggs or Mr. Lee were to retire before the additional age and benefit service provided by the early retirement program is fully reduced, they would receive enhanced benefits from the program.

In addition to the foregoing, Mr. Briggs and Mr. Lee are parties to Supplemental Retirement Agreements with the Company under which additional retirement benefits are to be paid. The amount of the additional benefits payable upon retirement at age 62 would be 20% of the officer's final annual salary per year for a period of fifteen years. These supplemental benefits are not funded, although the Company maintains insurance policies on the lives of Mr. Briggs and Mr. Lee that would reimburse the Company for the cost of the benefits upon the death of the covered officer.

Mr. Briggs and Mr. Lee are parties to agreements under which in the event
1) of a change of control of the Company as defined in the agreements and
2) the covered party leaves the employment of the Company within one year after the change of control, he would be entitled to receive a payment equal to two years' salary based upon his average salary over the past five years. He would also be entitled to receive the Company's standard health, life insurance and disability benefits for a period of two years after leaving his employment as long as he remains unemployed.

The executive officers also participate in a long-term disability income plan that is applicable to all employees. Under the plan, after 90 days of disability, employees are entitled to receive 66 2/3% of their basic monthly earnings up to a maximum monthly benefit of $5,000.

Directors who are not employees of the Company are paid a fee of $500 per meeting for attendance at regular or special meetings of the Board, and $500 per meeting for attendance at committee meetings (unless the committee meeting is held the same day as another meeting for which a full meeting fee is paid, in which case the fee is $250). The directors are also paid an annual retainer of $6,000. Directors who are employees of the Company receive no fee for their services as directors.

         Compensation Committee Interlocks and Insider Participation

During 1996, the Compensation Committee of the Company's Board of
Directors consisted of Mr. Eames, Mr. Bullock and Mr. Ledwin.

During 1996, Mr. Briggs, the Chairman of the Company's Board of Directors and its President and Chief Executive Officer, served as a trustee and Vice Chairman of the Board of Trustees of Eastern Maine Medical Center, a hospital facility located in Bangor, Maine. Mr. Ledwin, who serves on the Board's Compensation Committee, is President, Chief Executive Officer and a Director of Eastern Maine Healthcare, the organization that owns and operates Eastern Maine Medical Center.

          Compensation Committee Report on Executive Compensation

The Company manages its compensation programs in a manner intended to attract, retain and motivate its people. Historically, salaries, including executive salaries, have been intended to be established at competitive levels, with progress within competitive ranges dependent upon qualifications, experience and individual performance.

The Company has been shifting its compensation management to a system that relies on base salaries that are competitive, but that, especially at executive and senior management levels, depend more on incentive rewards for the achievement of predetermined performance criteria in order to earn compensation at higher levels within the competitive range.

Although it is the Committee's policy to ensure that executive compensation remains competitive, the executive officers named in the foregoing table have not sought and did not receive any adjustments to their salaries during the years presented.

Since 1991, the Board of Directors has maintained an Incentive Bonus Plan applicable essentially to all employees of the Company who have completed at least six months of continuous service by the end of the plan year. Payments under the Plan Bonuses have been contingent upon the attainment of certain pre-determined goals relating to service outages, customer satisfaction, earnings, expenses and employee safety that have varied from year to year.

In 1993, the Board established a separate Executive Bonus Plan applicable only to named executive officers. Performance targets for customer satisfaction, cost control and employee satisfaction were established, the achievement of which carried a maximum bonus of 1% of base earnings for each target. Additionally, targets were established for earnings and total stockholder return. For Mr. Briggs, achievement of those targets carried a potential maximum bonus of 3.5% of base earnings each and for Mr. Lee, the potential maximum bonus was 2.5%. No bonuses were paid pursuant to the cost control, earnings or total stockholder return targets. Partial awards were made under the customer satisfaction and employee satisfaction targets. In early 1994, the named executive officers were awarded the following under the 1993 Plan: Mr. Briggs, $1,588 and Mr. Lee, $1,134.

The Plans established for 1994, 1995 and 1996 included targets similar to those established for 1993. However, under the terms of those Plans, no awards could be made to selected members of management, including the named executive officers, unless the Company achieved stated thresholds for return on common equity. Since the Company did not earn the threshold returns on equity in any of those years, no payments were made pursuant to the Plans.


                                COMPENSATION COMMITTEE
                                G. Clifton Eames (Chair)
                                William C. Bullock, Jr.
                                Norman A. Ledwin

                             PERFORMANCE GRAPH

As shown in the line graph on the following page, for a period beginning December 31, 1991 through December 31, 1996, a comparison is made of the cumulative total returns for the Company, the Russell 2000 Index (a comparative broad market index) and the Edison Electric Institute (EEI) Index of 100 investor-owned electric utilities (a comparative peer group index). The Russell 2000 index is an index composed of the smallest 2000 companies in a universe of the 3000 largest domestic publicly traded companies in terms of market capitalization.

                        Bangor Hydro-Electric Company
               Comparison of Five-Year Cumulative Total Return
            The Company, the EEI Index and the Russell 2000 Index

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NOTE:  Included on the proxy sent to shareholders was a line graph that depicted a Comparison of Five-Year Cumulative Total
Return for Bangor Hydro-Electric Company, the Russell 2000 Index
and the EEI Index, based upon the information in the following table.  This graph is not shown herein due to limitations of the
EDGAR system.
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                                December 31,
                  1991     1992       1993       1994      1995     1996
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Bangor Hydro   $100.00  $120.24    $115.99    $ 68.43   $ 88.68   $ 76.18
                          20.24%     -3.53%    -41.01%    29.60%   -14.10%

EEI Index      $100.00  $107.59    $119.58    $105.74   $138.55   $140.22
                           7.59%     11.14%    -11.57%    31.03%     1.21%

Russell 2000   $100.00  $118.41    $140.80    $138.23   $177.55   $206.83
                          18.41%     18.91%     -1.82%    28.44%    16.49%





                      INDEPENDENT PUBLIC ACCOUNTANTS

Coopers & Lybrand, One Post Office Square, Boston, Massachusetts 02109, were the independent public accountants for the Company for the 1996 fiscal year and have been selected for the 1997 fiscal year. The Company expects that representatives of Coopers & Lybrand will be present at the Annual Meeting, will have the opportunity to make a statement, and will be available to respond to appropriate questions.

                             VOTING PROCEDURES

Under the Company's Certificate of Organization, as amended, the Board of Directors shall consist of not less than nine nor more than fifteen persons, the exact number to be fixed from time to time by the Board of Directors. The Certificate of Organization also requires that the directors be divided into three classes with staggered three-year terms and that the classes be nearly as equal in number as may be. At a meeting on March 23, 1994, the Board of Directors fixed the number of Directors at nine and divided them into three classes with three Directors in each class. The terms of the three Directors in Class II will expire at the time of the Annual Meeting. Under Maine law, those three candidates who receive the greatest number of votes cast at the meeting, even if they do not receive a majority of the votes cast, shall be deemed elected. Consequently, as long as votes are cast for at least three candidates, abstentions and broker non-votes will have no effect on the outcome of the election of Directors.

                               OTHER MATTERS

The management has no knowledge of any other matter to come before or to be acted upon at the meeting. If, however, any other matter properly comes before the meeting, it is the intention of the persons named in the proxy to vote thereon in accordance with their judgment.

               STOCKHOLDER PROPOSALS FOR 1998 ANNUAL MEETING

Any proposals of stockholders of the Company intended to be presented at the 1998 Annual Meeting must be received by the Company on or before December 2, 1997 for inclusion in the proxy statement and form of proxy relating to that meeting.


                                By Order of the Board of Directors

                                Andrew Landry
                                Clerk

Bangor, Maine
March 31, 1997



BANGOR HYDRO-ELECTRIC COMPANY
P.O. BOX 1599, BANGOR, ME  04402-1599

PROXY

SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Robert S. Briggs and Frederick S. Samp each or either of them, with full power of substitution, proxies to vote all of the stock of Bangor Hydro-Electric Company which the undersigned is entitled to vote at the Annual Meeting of the Stockholders May 13, 1997 or at any adjournment thereof.

(CONTINUED AND TO BE SIGNED ON REVERSE SIDE)

THIS PROXY WILL BE VOTED IN ACCORDANCE WITH YOUR SPECIFIC DIRECTIONS BELOW. IF THE PROXY IS SIGNED AND RETURNED WITHOUT SUCH DIRECTIONS, IT WILL BE VOTED FOR ALL NOMINEES.
                                  ---


1.  Election of Directors:

Nominees:  Robert S. Briggs, William C. Bullock, Jr.,
           G. Clifton Eames


 ---    FOR      ---
|   |   ALL     |   |  WITHHELD FROM
|   | NOMINEES  |   |  ALL NOMINEES
 ---             ---

                                In their discretion, the proxies
                                are authorized to vote upon such
                                other business as may properly
                                come before the meeting.

  ---
 |   |
 |   |
  --- --------------------------------
FOR ALL NOMINEES EXCEPT AS NOTED ABOVE

                                               ---    MARK HERE
                                              |   |  FOR ADDRESS
                                              |   |   CHANGE AND
                                               ---   NOTE AT LEFT

Please sign exactly as name appears hereon. Executors, Administrators, Trustees, etc. should so indicate when signing. Join owners should each sign.


Signature: __________________________ Date:_________

Signature: __________________________ Date:_________